                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Allied Capital Lending Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

                   Common Stock
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

                    4,377,334
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                     N/A
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

                     N/A
--------------------------------------------------------------------------------

(5) Total fee paid:

                     $125
--------------------------------------------------------------------------------


/ / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

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(4) Date filed:

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

                       ALLIED CAPITAL LENDING CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Allied Capital Lending Corporation (the "Company") will be held in the Severn Room of the Hyatt Regency Hotel, One Bethesda Metro Center in Bethesda, Maryland, on Thursday, November 9, 1995, at 2:00 p.m. Eastern Time. The purpose of the Special Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Special Meeting or any adjournment thereof:

     1. To amend the investment objective of the Company to clarify and more concisely describe this objective as seeking to achieve a high level of current income.

     2. To amend an investment policy of the Company so as to allow the Company to make other types of investments in addition to originating and holding loans that are at least partially guaranteed by the U.S. Government.

     The Board of Directors of the Company has fixed the close of business on Friday, September 22, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. The Company's stock transfer books will not be closed.


                                    By order of the Board of Directors,




                                    Thomas R. Salley
                                    Secretary
September 29, 1995





                            YOUR VOTE IS IMPORTANT.

                    PLEASE RETURN YOUR PROXY CARD PROMPTLY.





AS A STOCKHOLDER OF THE COMPANY, YOU ARE INVITED TO ATTEND THE MEETING, EITHER IN PERSON OR BY PROXY. IF YOU THINK YOU MAY BE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ASSURE THAT A QUORUM, WHICH IS REQUIRED TO CONDUCT BUSINESS, IS PRESENT AT THE MEETING AND WILL AVOID ADDITIONAL EXPENSES TO THE COMPANY IN CONNECTION WITH FURTHER SOLICITATION OF PROXIES. MAILING YOUR PROXY CARD WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON, IF YOU LATER CHOOSE TO DO SO.

                       ALLIED CAPITAL LENDING CORPORATION
                                      C/O
                         ALLIED CAPITAL ADVISERS, INC.
                        1666 K STREET, N.W., NINTH FLOOR
                            WASHINGTON, D.C.  20006


                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Lending Corporation, a Maryland corporation ("Allied Lending" or the "Company"), for use at a Special Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. Eastern Time on Thursday, November 9, 1995 in the Severn Room of the Hyatt Regency Hotel, One Bethesda Metro Center in Bethesda, Maryland, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about September 29, 1995.

     If the accompanying proxy card is properly signed and dated and is received in time for the Meeting, those shares held of record by you (e.g., those shares registered directly in your name) will be voted as specified on that proxy card. If no instructions are given on that proxy card, the shares covered thereby will be voted FOR the proposals listed in the accompanying Notice of Special Meeting of Stockholders (the "Notice"). Stockholders of record may revoke a proxy at any time before it is exercised by so notifying the Secretary of the Company in writing at the above address, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously executed and returned a proxy card. If your shares are held for your account by a broker, bank or other institution, or nominee ("Broker Shares"), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee that you present at the Meeting.

VOTING

     On September 22, 1995, there were 4,377,334 shares of the Company's common stock outstanding. The stockholders entitled to vote at the Meeting are those of record as of the close of business on that date. Each share of the Company's common stock is entitled to one vote. Allied Capital Corporation ("Allied I"), which owns approximately 28.5% of the shares entitled to vote at the Meeting, has agreed to vote its shares, on all matters on which stockholders are required to or permitted to vote, only in the same proportion as the shares voted by the Company's other stockholders.

     A majority of the shares entitled to vote at the Meeting constitutes a quorum. If a share is represented in person or by proxy for any purpose at the Meeting, it is deemed to be present for quorum purposes. Abstentions and Broker Shares that are voted at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee, or fiduciary has authority to vote. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment unless marked to be voted against any proposal for which an adjournment is sought to permit further solicitation of proxies. Prior to any such adjournment, stockholder action may be taken to transact such other business as may properly come before the Meeting if sufficient affirmative votes have been received.

     Approval of the proposed amendment to the investment objective of the Company requires the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy. Approval of the proposed amendment to an investment policy of the Company requires the affirmative vote of the holders of at least 67% of the shares represented at the Meeting if more than 50% of the Company's outstanding shares are represented at the Meeting in person or by proxy, or the affirmative vote of the holders of at least a majority of the shares entitled to vote at the Meeting, whichever is less. In the absence of definitive authority under Maryland corporate law, votes that are withheld, abstentions, and Broker Shares which the broker, nominee, or fiduciary has no authority to vote on such matter will not be included in determining the number of votes cast regarding such matter but may be included in the shares represented at the Meeting if such shares were voted on other matters, which may make it more difficult to obtain the requisite level of stockholder approval of certain proposals.

INFORMATION REGARDING THIS SOLICITATION

     The expense of the Company's solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this Proxy Statement and the accompanying Notice and proxy card, will be borne by the Company. The Company will request that brokers, nominees, fiduciaries and other persons holding shares in their names for others forward this Proxy Statement and the form of proxy to their principals and request authority for the execution of such proxy. The Company will reimburse such persons for their expenses in so doing.

     In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by Directors or officers of the Company or by regular employees of Allied Capital Advisers, Inc. ("Advisers"), the Company's investment adviser, without special compensation therefor, or by a proxy solicitor. The Company expects to retain Shareholder Communications Corporation to aid in the solicitation of proxies for the Meeting at an estimated fee of $3,500 plus reimbursement of out-of-pocket expenses.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of September 22, 1995, there were 4,377,334 shares of common stock outstanding. The following table sets forth information as of such date with respect to the beneficial ownership of the Company's common stock by each person known by the Company to own beneficially more than 5% of such shares, by each Director of the Company, and by all Directors and officers of the Company as a group.

                                                Total Number of Shares           Percent of Shares
     Name of Beneficial Owner                       Beneficially Owned                 Outstanding
     ------------------------                       ------------------                 -----------

     Allied Capital Corporation                           1,244,914                         28.5%
     1666 K Street, N.W., Ninth Floor
     Washington, D.C.  20006

     David Gladstone (1)                                     28,194                          *

     George C. Williams (2)                                  23,028                          *

     Katherine C. Marien (3)                                 35,239                          *

     Jon W. Barker                                              227                          *

     Eleanor Deane Bierbower                                  1,064                          *

     Robert V. Fleming II                                       408                          *

                                                Total Number of Shares           Percent of Shares
     Name of Beneficial Owner                       Beneficially Owned                 Outstanding
     ------------------------                       ------------------                 -----------

     Anthony T. Garcia                                        6,839                          *

     Frank L. Langhammer                                        408                          *

     Arthur H. Keeney III                                         0                          *

     All Directors and officers as a                        255,797                          5.6%
     group (21 in number) (4)

     -

     * The percentage of shares deemed beneficially owned does not exceed 1% of the shares deemed to be outstanding for the purpose of computing this percentage.

     (1) Included in the total number of shares deemed beneficially owned by Mr. Gladstone are 19,998 shares underlying unexercised stock options that are exercisable within 60 days of September 22, 1995.

     (2) Included in the total number of shares deemed beneficially owned by Mr. Williams are 13,332 shares underlying unexercised stock options that are exercisable within 60 days of September 22, 1995.

     (3) Included in the total number of shares deemed beneficially owned by Ms. Marien are 33,330 shares underlying unexercised stock options that are exercisable within 60 days of September 22, 1995.

     (4) Included in the total number of shares deemed beneficially owned by all Directors and officers as a group are 219,978 shares underlying unexercised stock options that are exercisable within 60 days of September 22, 1995.

THE PROPOSALS

     The Board of Directors of the Company (the "Board") believes that gaining the flexibility to participate in other SBA loan programs (i.e., without government guarantees), as well as to originate non-SBA related loans, is in the best interests of the Company and its stockholders. The Board has adopted a resolution to seek stockholder approval to amend the investment objective and the applicable investment policy of the Company, as described herein.

BACKGROUND

     Since 1977, the Company has engaged in the business of making loans to small, private businesses through the general business loan program authorized by Section 7(a) of the Small Business Investment Act of 1958, as amended, and administered by the U.S. Small Business Administration (the "SBA"). Under the "SBA 7(a) program," 70-90% of the principal amount of, and interest accrued on, qualifying "7(a) loans" historically have carried an SBA guaranty which is backed by the full faith and credit of the U.S. Government. In its 1993 initial public offering prospectus and a 1994 secondary offering prospectus, the Company acknowledged that its business then consisted of making loans that are partially guaranteed by the SBA, and represented that it would seek stockholder approval before making any investments (except temporary investments) in securities other than those at least partially guaranteed by the SBA.

     Recent changes in the 7(a) loan program have limited the size of the loan that the SBA will guarantee, and have decreased the percentage of principal and interest covered by the guaranty in many instances. In response to these changes, the Company has researched alternative SBA loan programs that could provide a similar income stream to stockholders while allowing the Company to participate in larger investments. The "SBA 504 program," described below, and companion loans to the Company's 7(a) loans and guaranteed loans under the SBA 504 program, also described below, meet this criteria profile. In addition, the Company believes that other loan opportunities exist, outside of SBA programs altogether, which could provide rates of return similar to those received by the Company in the past and which could do so with comparable levels of risk. As a business development company under the federal securities laws, the Company is permitted to make a wide variety of investments, as described below.

     As a lender that limits its business to making loans that are at least partially guaranteed by the SBA, Allied Lending currently is exposed to the possibility that Congress may eliminate funding for, reduce the scope of, or otherwise severely downsize the SBA's guaranteed loan programs. By expressly expanding its investment policy to allow participation in other SBA loan programs, as well as origination of non-SBA related loans, the Company would be less dependent on the SBA and its requirement for annual Congressional appropriations, and the Company would be able to expand its "product line" and thereby meet the evolving needs of the market for its small business financing capabilities.

                                 *     *     *

1. PROPOSAL TO AMEND THE INVESTMENT OBJECTIVE OF THE COMPANY TO CLARIFY AND MORE CONCISELY DESCRIBE THIS OBJECTIVE AS SEEKING TO ACHIEVE A HIGH LEVEL OF CURRENT INCOME

     The Board has approved subject to stockholder approval, and recommends that stockholders of the Company approve, the amendment of the Company's investment objective to make it clear that its goal is the achievement of a high level of current income. The purpose of this change is to avoid any uncertainty as to the ability of the Company to pursue a range of investment policies in the area of small business loans, including the one described below.

     The Company believes that stockholder approval for this proposed amendment to the investment objective is not required by the federal securities laws. However, the Company believes it is appropriate to submit the matter to stockholder vote in light of the corresponding amendment to an investment policy being submitted for such approval together herewith (see below). If a negative vote is obtained on this proposal to amend the investment objective, then the Board will consider the appropriate action to be taken in this regard.

     PROPOSED AMENDED INVESTMENT OBJECTIVE. The Company has represented in the 1993 Prospectus for its initial public offering and in the 1994 Prospectus for a secondary offering (the latter in the form of a distribution of its shares to stockholders of Allied I) that:

     "The investment objective of the Company is to achieve a high current income by providing small, privately-owned businesses with loans that are guaranteed to the extent of 70% to 90% by the SBA."

     If the proposal to amend this investment objective is approved by the stockholders, the investment objective would be as follows:

     "The investment objective of the Company is to achieve a high level of current income."

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE INVESTMENT OBJECTIVE OF THE COMPANY TO CLARIFY AND MORE CONCISELY DESCRIBE THIS OBJECTIVE AS SEEKING TO ACHIEVE A HIGH LEVEL OF CURRENT INCOME.

                                 *     *     *

2. PROPOSAL TO AMEND AN INVESTMENT POLICY OF THE COMPANY SO AS TO ALLOW THE COMPANY TO MAKE OTHER TYPES OF INVESTMENTS IN ADDITION TO ORIGINATING AND HOLDING LOANS THAT ARE AT LEAST PARTIALLY GUARANTEED BY THE U.S. GOVERNMENT

     The Board has approved subject to stockholder approval, and recommends that stockholders of the Company approve, the amendment of one of the Company's investment policies so as to allow the Company to make other types of investments in addition to originating and holding loans that are at least partially guaranteed by the U.S. Government. The purpose of this change would be to make the Company's business less vulnerable to possible changes in the scope and size of U.S. Government-sponsored programs in which the Company currently participates.

     PROPOSED AMENDED INVESTMENT POLICY. The Company has represented in the 1993 prospectus for its initial public offering and the 1994 prospectus for a secondary offering (the latter in the form of a distribution of its shares to stockholders of Allied I) that the following investment policy will not be changed unless authorized by the vote of a majority of its outstanding voting securities:

     "Allied Lending's primary business function is to make loans to small businesses that it deems credit worthy, but only to companies that qualify for a SBA guarantee. Allied Lending may concentrate its loans in a particular industry, although it has never done so in the past."

     If the proposal to amend this investment policy is approved by the stockholders, the investment policy would be as follows:

     "Allied Lending's primary business function is to make loans to small businesses that it deems credit worthy. Allied Lending may concentrate its loans in a particular industry, although it has never done so in the past."

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND AN INVESTMENT POLICY OF THE COMPANY SO AS TO ALLOW THE COMPANY TO MAKE OTHER TYPES OF INVESTMENTS IN ADDITION TO ORIGINATING AND HOLDING LOANS THAT ARE AT LEAST PARTIALLY GUARANTEED BY THE U.S. GOVERNMENT.

                                 *     *     *

EFFECT OF STOCKHOLDER APPROVAL

     As represented in its prospectuses, the Company currently may not make any investments (except temporary investments) in securities other than loans at least partially guaranteed by the SBA unless authorized by the SBA and the vote of a majority of the Company's outstanding voting securities. The proposed amendment to the investment policy would allow the Company to make such non-SBA guaranteed investments in small businesses that the Board determines to be in the best interest of the Company and that are permitted under SBA and other government regulation. The Board believes that the greater flexibility provided by the amended investment policy would allow it to develop (on more than a temporary investment basis, as currently required) alternative lines of business, still within its primary business function of small business lending, prior to any further changes in federal policy toward SBA-guaranteed loan programs.

     If the proposals to amend the Company's investment objective and one of its investment policies are both approved by stockholders, Allied Lending will be able to make other investments in addition to SBA-guaranteed loans, as long as such investments remain within business development company ("BDC") investment limitations, as described below, and are consistent with the Company's investment objective and other investment policies.

BUSINESS DEVELOPMENT COMPANY LIMITATIONS

     The Small Business Investment Incentive Act of 1980 included certain amendments (the "1980 Amendments") to the Investment Company Act of 1940, as amended (the "1940 Act"), permitting certain types of closed-end management investment companies to elect to be regulated as a BDC rather than as a registered investment company under the 1940 Act. Prior to its initial public offering in 1993, the Company filed an election with the U.S. Securities and Exchange Commission (the "SEC") to be regulated as a BDC. The Company's status as a BDC does not in any way restrict its permissible investments to originating and holding government-guaranteed loans.

     Among the limitations imposed by the 1980 Amendments is a provision prohibiting a BDC from acquiring any asset other than Qualifying Assets unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the BDC's total assets. The principal categories of Qualifying Assets relevant to the business of the Company are the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined in the 1980 Amendments as any issuer that:

     (i) is organized under the laws of, and has its principal place of business in, the United States;

     (ii)      is not an investment company; and

     (iii) does not have any class of securities with respect to which a broker may extend margin credit.

(2) Cash, cash items, government securities, or high quality debt securities maturing in one year or less from the time of investment.

     In addition, a BDC must have been organized (and have its principal place of business) in the United States for the purpose of making investments in the types of securities described in (1) above and, in order to count the securities as a Qualifying Asset for the purpose of the 70% test, the BDC must make available to the issuer of the securities significant managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers, or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company.

     Under the 1980 Amendments, once the Company has elected to be regulated as a BDC, it may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC unless authorized by vote of a majority, as defined in the 1940 Act, of the Company's voting securities.

THE SBA 7(a) GUARANTEED LOAN PROGRAM AND THE SBA 504 CERTIFIED DEVELOPMENT COMPANY PROGRAM

THE SBA

     The SBA is an agency within the executive branch of the U.S. Government that was created by act of Congress to protect and assist small business. The SBA's mission is to stimulate and foster economic development through small business. The agency has more than 100 offices across the nation and a permanent staff of nearly 4000 employees.

THE SBA 7(a) GUARANTEED LOAN PROGRAM--PROGRAM DESCRIPTION

     Allied Lending currently participates in the 7(a) guaranteed loan program, which is the most widely used loan program offered by the SBA. This program is designed to provide funds to existing or beginning businesses for almost any legitimate business purpose, including land and building acquisition, construction, machinery and equipment purchases, inventory purchases, debt refinancing, or working capital needs. Under this program, participating lenders, such as Allied Lending, provide the financing to a small concern, and the SBA guarantees a portion of the amount financed. The guaranteed loan program facilitates the leveraging of SBA's appropriated funds with private-sector capital. In 1994 and 1993, respectively, Allied Lending originated loans aggregating $44 million and $30 million through this program.

     The SBA has guaranteed up to 90% of any qualified loan up to $155,000, regardless of maturity, up to 85% of any loan over $155,000 with a maturity up to 10 years, and up to 75% of any loan over $155,000 with a maturity over 10 years. Prior to January 1, 1995, the maximum guarantee for any single borrower was $750,000 and, therefore, the maximum aggregate of loans to any one borrower with a 75% guarantee was $1,000,000. The average size of loans originated by Allied Lending over the past two years has approximated $500,000. Effective January 1, 1995, the SBA reduced the maximum loan size under the 7(a) program to $500,000 in an effort to conserve funds available for this program and to provide assistance to as many borrowers as possible. Current legislation, which would restore the program to parameters similar to those in place before the loan limits were imposed in January, is currently being considered by Congress.

7(a) LOAN SECURITIZATION AND THE SECONDARY MARKET

     SBA regulations permit lenders to sell the guaranteed portions of loans to investors, without recourse. A lender in the guaranteed loan program can significantly increase its profits on SBA guaranteed loans through the sale of the guaranteed portion to outside investors. An active secondary market exists for SBA guaranteed loans, and substantial earnings can be generated by taking part in it. The lender can sell the guaranteed portion of an individual loan, or of a group of loans, directly to an investor; it can sell through a broker, or it can sell to an organization which pools loans with similar characteristics for sale to institutional investors. For the past three years, Allied Lending has been an active participant in sales to the secondary market. In 1994, Allied Lending sold guaranteed portions of loans aggregating $29 million and generating gains on sales of $2.3 million. The secondary market provides an excellent means for a lender in the 7(a) program to finance the origination of loans and to generate a gain which results from the sale and retained servicing rights.

THE SBA 504 CERTIFIED DEVELOPMENT COMPANY PROGRAM--PROGRAM DESCRIPTION

     Allied Lending has recently developed a mechanism in order to generate loans under the SBA's 504 Certified Development Company Program or the "504 program" and has in fact originated such loans. Established in 1980, the 504 program provides a source of long-term financing of fixed assets for profitable, expanding small businesses whose net worth does not exceed $6 million and two-year average net income does not exceed $2 million. Only owner-users qualify for financing under this program.

     The 504 program is administered through certified development companies ("CDCs") which are licensed by the SBA. These non-profit organizations can be sponsored either by private interests or by state and local governments. There are more than 400 CDCs across the country.

     The 504 program offers borrowers access to 90% financing for the purchase of fixed assets. Qualifying transactions include: the purchase of the land and construction of a building on the land; the purchase of an existing building; the modernization, expansion, or renovation of existing land and buildings; or the purchase of major equipment.

     Originating a loan in the 504 program requires the participation of a private lender, such as Allied Lending, a CDC, and the entrepreneur. A typical 504 project is structured as follows:

     1. The entrepreneur provides 10% of the project cost in new equity capital.

     2. The private lender, such as Allied Lending, provides senior financing for 50% of the project cost.

     3. The CDC, through the SBA, provides a guaranteed debenture for 40% of the project cost. The debenture is subordinate to the private lender's senior financing.

     Financing through the 504 program is available in 10- or 20-year maturities. Real estate is usually financed with a 20-year loan, and machinery and equipment are typically financed with a 10-year loan. The maximum SBA guarantee on the subordinated debenture is generally $750,000, thereby making the typical project cost $1,875,000 (the maximum guarantee size of $750,000 divided by 40%, the portion provided by the CDC). However, there is no limit on the amount of financing provided by the private lender, assuming credit criteria are sound. There are no fee or rate restrictions on the lender's portion of the financing and the lender's rate can be variable or fixed. Interest rates on the CDC's 40% share are based on the current market rate for 5- to 10-year U.S. Treasury issues plus a spread based on market conditions. Collateral usually includes: first and second mortgages on the land and building being financed; liens on machinery, equipment, and fixtures; and personal guaranties from all principals of the business with 20% or more ownership interest.

     Oftentimes, particularly when a project involves new construction, the private lender making the 50% first mortgage loan also finances the CDC's 40% portion of the financing once the SBA approves the credit. When the financing is complete, the proceeds of the sale of the SBA guaranteed debentures serve as permanent takeout financing for the 40% share. Debentures are typically pooled on a monthly basis by investment bankers through a certificate mechanism and sold publicly to investors. Debentures are 100% guaranteed by the SBA with a "full faith and credit" guaranty issued by the U.S. Treasury.

     Once the debenture is sold, the CDC services the subordinated financing, and the lender services its 50% loan-to-value senior note. The borrower makes two monthly payments, one to the senior lender and one to the 504 program's servicing agent for the subordinated debentures.

     Active participation in the program provides Allied Lending with the following benefits:

         1. Allied Lending reduces its risk with a 50% loan-to-value (or interest) in the total project, while having a first lien on 100% of the assets being financed;

         2. As previously noted, there are no fee restrictions on Allied Lending's portion of the financing; and

         3. Allied Lending can make larger loans than those permitted under the SBA's 7(a) guaranteed program, thereby expanding its customer base.

         To date, Allied Lending has made four such loans in order to determine whether the program was economically feasible for the Company. If stockholders approve the proposals, the Company will continue to originate such loans and will generally hold them, but will have the opportunity to sell them if it chooses to do so. The Company has a current backlog of three potential 504 program originations totalling approximately $1.2 million.

PRIVATE LENDER FINANCING COMBINED WITH THE SBA 7(a) GUARANTEED LOAN PROGRAM--"COMPANION LOANS"

         Because of the recent changes in SBA regulations, which limit the maximum loan size under the 7(a) program to $500,000, Allied Lending foresees an opportunity to continue originating larger financings by splitting the financing into two pieces, similar to the structure of the 504 program but excluding the role of the CDC. For example, Allied Lending's proposed structure would provide up to $1,000,000 in financing via an Allied Lending senior first mortgage of $500,000 that is not guaranteed by the SBA and a subordinated, 75% SBA guaranteed note of $500,000. The SBA guaranteed portion of the subordinated note ($375,000) would be sold into the established 7(a) secondary market, and Allied Lending would retain the $125,000 unguaranteed portion of the subordinated note and the senior note of $500,000. The Companion Loans would allow Allied Lending to continue to originate quality small business loans up to $1,000,000 as it has for the past 17 years, even though the SBA's participation would be limited to the $500,000 subordinated note. To date, Allied Lending has made four Companion Loans again to determine whether this product was economically feasible for the Company. If stockholders approve the proposals, the Company will continue to originate such loans and will generally hold them, but will have the opportunity to sell them if it chooses to do so.

OTHER NON-SBA RELATED LOANS

         Allied Lending may also seek to originate new loans which are outside
of any of the programs provided or guaranteed by the SBA.   If this proposal is
approved, the Company may provide or participate in providing senior financing,
management buyout financing, or growth financing to small businesses.   These
investments may be made, at some point in the future, in conjunction with other types of financing that may be provided by other investors, which may or may not be affiliated with the Company. While the Board has not, at this time, determined that the Company should engage in one or more of the various types of non-SBA related loans, as described below, the Board believes that it could be in the best interest of the Company to do so at a later date and would, at that time, seek SBA and other regulatory approval to do so.

SENIOR FINANCING

         The Company may participate in senior secured financing. Typically, the securities issued for senior financing do not have equity features, provide for a high rate of interest, are secured by a first lien on the assets of the enterprise being financed, and are required to be repaid before any substantial principal payments may be made on junior debt securities or any distributions made on the enterprise's equity securities.

GROWTH FINANCING

         Generally, growth financings (investments in businesses that have a tested product or service for which an established market exists and that require capital for further expansion) will be structured as loans evidenced by debt securities that are either convertible into or combined with warrants to acquire common equity in the enterprise. Wherever possible, the loans will be collateralized by a security interest in the assets of the enterprise, which is usually subordinated to the security interest of the other institutional lenders. The personal guaranty of the entrepreneur or other collateral may also be required. The entrepreneur is generally required to make meaningful commitment to the enterprise's success and to risk suffering significant detriment from its failure.

         The debt securities issued to evidence the Company's loans will generally carry a fixed rate of interest and have a final maturity of five to 10 years from their date of issue.

MANAGEMENT BUYOUT FINANCING

         The Company may participate in transactions involving the purchase by an entrepreneur or management group of an existing business from other individuals or from a larger company seeking to divest a division. Normally in this type of transaction, an acquiring entity is organized with a small amount of equity capital provided by the buyer or buying group. The entity then borrows a substantial portion of the purchase price of the acquired business, and an investor furnishes the remaining financing (referred to as the"mezzanine financing") required to pay the balance of the purchase price, to defray transaction costs, to provide the new entity with working capital, and for similar purposes. As a result of this method of financing, the acquiring entity will be highly leveraged. The Company will not generally participate in the type of leveraged buyout in which the return of the investment depends solely on dispositions or liquidations of business segments or productive assets.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting.

                      1996 ANNUAL MEETING OF STOCKHOLDERS

         The Company expects that the 1996 Annual Meeting of Stockholders will be held in May 1996, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at the address of its investment adviser in Washington, D.C., no later than December 5, 1995, in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting unless certain securities law requirements are met.

                       ALLIED CAPITAL LENDING CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints GEORGE C. WILLIAMS, DAVID GLADSTONE and THOMAS R. SALLEY, or any of them acting by a majority if more than one be present, proxy of proxies, each with power of substitution, to vote all the shares of the undersigned at the Special Meeting of Stockholders of Allied Capital Lending Corporation to be held in the Severn Room of the Hyatt Regency Hotel, One Bethesda Metro Center, Bethesda, Maryland on November 9, 1995 at 2:00 P.M. and at all adjournments, with all powers the undersigned would possess if personally present, hereby revoking all prior proxies:

                                 (back of card)

        1. FOR - AGAINST - ABSTAIN - A PROPOSAL TO AMEND THE INVESTMENT OBJECTIVE OF THE COMPANY TO CLARIFY AND MORE CONCISELY DESCRIBE THIS OBJECTIVE AS SEEKING TO ACHIEVE A HIGH LEVEL OF CURRENT INCOME;

        2. FOR - AGAINST - ABSTAIN - A PROPOSAL TO AMEND AN INVESTMENT POLICY OF THE COMPANY SO AS TO ALLOW THE COMPANY TO MAKE OTHER TYPES OF INVESTMENTS IN ADDITION TO ORIGINATING AND HOLDING LOANS THAT ARE AT LEAST PARTIALLY GUARANTEED BY THE U.S. GOVERNMENT;

        3. WITH THE POWER TO VOTE SAID SHARES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR THE PROPOSALS.


                                       Dated__________________________________

               Signature______________________________________________________

               Signature______________________________________________________

                     When signing as attorney, administrator, trustee, or guardian, please give your full title as such. For joint accounts, each owner must sign.

               [LETTERHEAD OF ALLIED CAPITAL LENDING CORPORATION]

                                                                  September 1995

Dear Fellow Stockholder:

         I am writing to let you know that a Special Meeting of Stockholders of Allied Capital Lending Corporation (the "Company") will be held in November to vote on two important proposals that affect the Company and your investment in it. As a stockholder, you have the opportunity to voice your opinion on these matters. This package contains information about the proposals and the materials to use when voting by mail.

         Please take the time to read the enclosed materials and cast your vote on the proxy card. PLEASE VOTE PROMPTLY. NO MATTER HOW MANY SHARES YOU OWN, RETURNING YOUR PROXY CARD IS EXTREMELY IMPORTANT.

         Both of the proposals summarized below have been carefully reviewed by Allied Capital Lending's Board of Directors (the "Board"). The Board believes these proposals are in the best interest of stockholders and recommends that you vote FOR each proposal.

         Your early response will be appreciated and could save the Company the substantial costs associated with a follow-up meeting. You may be contacted by Shareholder Communications Corporation, which has been engaged to solicit proxies on behalf of the Board. If signed proxy cards are not returned in sufficient numbers to constitute a quorum, the Board intends to resolicit proxies from stockholders who have not responded so that business can be conducted at the Special Meeting. Such resolicitation would be a costly process paid for by the Company.

HERE IS A BRIEF SUMMARY OF THE PROPOSALS:

         PROPOSAL 1 is to amend the investment objective of the Company to clarify and more concisely describe this objective as seeking to achieve a high level of current income.

         PROPOSAL 2 is to amend an investment policy of the Company so as to allow the Company to make other types of investments in addition to originating and holding loans that are at least partially guaranteed by the U.S. Government.

VOTING BY MAIL IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.

         We encourage you to exercise your right as a stockholder and to vote on the proposal. To cast your vote, simply complete the proxy card enclosed in this package. Of course, be sure to sign the card before mailing it in the postage-paid envelope provided. EVEN IF YOU DO NOT PLAN TO ATTEND THIS SPECIAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

         If you have any questions before you vote, please call our Investor Relations department at (202) 973-6334. We'll be glad to help you get your vote in quickly. Thank you for your participation in this important initiative for Allied Capital Lending.

                               Sincerely,



                               David Gladstone
                               Chairman of the Board and Chief Executive Officer